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                                                                   EXHIBIT 10.30

                          [6 MONTHS ENDING 12/31/2004]
                       FORM OF EXECUTIVE COMPENSATION PLAN

                             CALLIDUS SOFTWARE INC.

I. POSITION AND GENERAL TERMS:

          PLAN PARTICIPANT:

          TITLE:

          EFFECTIVE DATES: [July 1, 2004 - December 31, 2004]

II. BASE COMPENSATION AND TARGET INCENTIVES:

          BASE SALARY:

          SEMI-ANNUAL/ANNUAL TARGET BONUS:  [Target bonus is based on a percentage of base salary; actual
                                            bonuses may range between zero and
                                            100% of base salary.]

          TARGET COMPENSATION:

III. TERMS OF PAYMENT:

          The participant's base salary is paid semi-monthly per the terms and conditions of Callidus Software's normal payroll period.

          Earned bonuses will be reviewed and approved by the Callidus Software Board of Directors Compensation Committee ("Compensation Committee") and will be paid immediately upon written authorization and approval of that committee.

IV. ADVANCES AGAINST ANNUAL BONUSES:

          No draws or advances against annual bonuses are anticipated under this plan.

V. BONUS FOR ACHIEVING APPROVED CORPORATE GOALS.

          All persons on the Callidus Executive Staff will be eligible to receive a [semi-annual or annual] bonus based on quantitative corporate goals. For the [relevant bonus period], the target bonus is set forth above. All bonuses will be reviewed and approved by the Compensation Committee and will be paid immediately upon written authorization and approval by that committee.

          In order to be eligible for the executive bonus the company must achieve 100% of the board-approved revenue or bookings targets, as determined by the Compensation Committee during the bonus period ("Plan"). The bonus calculation shall be a pro-rata calculation using the percentage of achievement of the Plan. The Plan will be determined by the Compensation Committee.

          Bonus Period Financial Bonus = ($ ) (%* Target Plan)

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          The bonus will be capped at 200% of the target bonus.

VI. GENERAL TERMS AND CONDITIONS:

          A. MODIFICATION AND INTERPRETATION:

          This plan may only be modified by the President of Callidus Software in conjunction with the Compensation Committee. Callidus Software reserves the right to modify this plan at will with or without notice. In the event of conflict of interpretation the judgment by the president of Callidus Software shall be final and binding.

          B. NO EMPLOYMENT AGREEMENT:

          This Plan is not to be construed in any way to be any form of employment agreement and in no way limits the right of Callidus to terminate the employment of a participant in the Plan at any time, with or without cause. Your employment with the Company is and continues to be employment "at-will" with either party having the right to terminate this relationship and Plan at any time. The laws of the State of California, excluding choice of law principles, govern this Plan.

          C. MANDATORY ARBITRATION:

          The parties agree that any controversy or claim arising out of or relating to this Plan shall be finally determined by mandatory arbitration. The arbitration shall be conducted in accordance with the American Arbitration Association ("AAA"). The proceeding will take place in San Jose, California. The fees of the arbitrator and the expenses incident to the arbitration proceedings shall be borne equally by the Parties. The prevailing party shall be entitled to reasonable attorneys' fees and costs. All other expenses shall be borne by the party incurring such expenses. If the Parties cannot agree on a single arbitrator to hear the dispute, the AAA shall name the arbitrator.

Approved:   ________________________________
            [Name, Title]

Date:       ________________________________

Approved:   ________________________________
            David Pratt, President and CEO

Date:       ________________________________

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